As filed with the Securities and Exchange Commission on November 3, 2025.

Registration No. 333-291078

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Anfield Energy Inc.

(Exact name of Registrant as specified in its charter)

British Columbia

(Province or other jurisdiction of incorporation or organization)

1000

(Primary Standard Industrial Classification Code Number, if applicable)

N/A

(I.R.S. Employer Identification No., if applicable)

2005-4390 Grange Street,

Burnaby, British Columbia, Canada V5H 1P6

(604)-669-5762

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

302-738-6680

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Corey Dias Anfield Energy Inc. 2005-4390 Grange Street, Burnaby, British Columbia Canada V5H 1P6 (604) 669-5762	Richard Raymer Dorsey & Whitney LLP 66 Wellington St West, Suite 3400, Toronto, Ontario Canada, M5K 1E6 (416) 367-7388	Sam Cole Cassels Brock & Blackwell LLP RBC Place 2200 - 885 West Georgia St., Vancouver, British Columbia Canada V6C 3E8 (604) 283-1485

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, but has not yet become final for the purpose of the sale of securities. Information contained in this short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available.

The information contained herein is subject to completion and amendment. A registration statement relating to these securities will be filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the head office of Anfield Energy Inc. at 2005 - 4390 Grange Street, Burnaby, British Columbia, V5H 1P6, telephone (604) 669-5762, e-mail: timelinefiling@gmail.com, and are also available electronically at http://www.sedarplus.ca/.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	October 31, 2025

Anfield Energy Inc.

US$100,000,000

Common Shares

Debt Securities

Subscription Receipts

Warrants

Units

Anfield Energy Inc. (“Anfield”, “we” or the “Company”) may from time to time offer and issue the following securities: (i) common shares of the Company (“Common Shares”); (ii) senior and subordinated debt securities of the Company, including convertible debt securities (collectively, “Debt Securities”); (iii) subscription receipts (“Subscription Receipts”) exchangeable for Common Shares and/or other securities of the Company; (iv) warrants (“Warrants”) exercisable to acquire Common Shares and/or other securities of the Company; and (v) securities comprised of more than one of Common Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units”, and together with the Common Shares, Debt Securities, Subscription Receipts and Warrants, the “Securities”), or any combination thereof, having an aggregate offering price of up to US$100,000,000 (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be), at any time during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the

“Prospectus”), remains effective. The Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement”). This Prospectus qualifies the distribution of Securities by the Company. In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The specific terms of any offering of Securities will be set out in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinated, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions, and any other terms specific to the Debt Securities being offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of Subscription Receipts for Common Shares and/or other securities of the Company, as the case may be, the currency or currency unit in which the Subscription Receipts are issued, and any other terms specific to the Subscription Receipts being offered; (iv) in the case of Warrants, the number of Warrants being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company, and any other terms specific to the Warrants being offered; and (v) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Units are being offered for cash, the currency or currency unit in which the Units are issued, and any other terms specific to the Units being offered. A Prospectus Supplement may include other specific terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

This Prospectus may qualify an “at-the-market distribution” as defined in NI 44-102. This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as the Canadian Overnight Repo Rate Average (“CORRA”) or a United States federal funds rate.

We may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents designated by the Company from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, if

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any, engaged by the Company in connection with the offering and sale of the Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including the proceeds to us, and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to the Company. See “Plan of Distribution”.

Unless otherwise specified in the relevant Prospectus Supplement, subject to applicable laws, in connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents may over-allot or effect transactions that are intended to stabilize or maintain the market price of the offered Securities at levels other than those which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed. See “Plan of Distribution”.

As at the date of this Prospectus, no underwriter, dealer or agent is in a contractual relationship with the Company requiring the underwriter, dealer or agent to distribute under this Prospectus. No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Investors should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different or additional information. There are certain risks inherent in an investment in our Securities and in our activities. Prospective investors should carefully read and consider the risk factors described or referenced under the headings “Forward-Looking Information” and “Risk Factors” in this Prospectus, contained in any of the documents incorporated by reference herein, and in any applicable Prospectus Supplement and any of the documents incorporated by reference therein, before purchasing Securities. See “Forward-Looking Information” and “Risk Factors” below and the “Risk Factors” section of the applicable Prospectus Supplement.

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. References to United States dollars are referred to as “US$”. See “Currency and Exchange Rate Information”.

The outstanding Common Shares are listed and posted for trading in Canada on the TSX Venture Exchange (“TSXV”), in the United States on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbol “AEC” and in Germany on the Frankfurt Stock Exchange (“FSE”) under the trading symbol “0AD”. On October 30, 2025, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSXV was $12.35, on the Nasdaq was US$8.60 and on the FSE was €6.70.

Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors” below and the “Risk Factors” section of the applicable Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION OR

- iii -

REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in the United States and Canada (“MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements.

We prepare our annual financial statements, certain of which are incorporated by reference herein, in Canadian dollars and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and our interim financial statements in Canadian dollars and in accordance with IFRS as applicable to interim financial reporting, including IAS 34, Interim Financial Reporting (“IAS 34”), and they therefore may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities may subject you to tax consequences both in Canada and the United States. Such tax consequences, including for investors who are resident in, or citizens of, the United States and Canada, are not described in this Prospectus and may not be fully described in any applicable Prospectus Supplement. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because: (i) the Company is governed by the Business Corporations Act (British Columbia) (“BCBCA”); (ii) certain officers, all but three of the directors and some of the experts named in this Prospectus are not residents of the United States; and (iii) certain of the Company’s assets and all or a substantial portion of the assets of such persons are located outside of the United States. See “Enforceability of Certain Civil Liabilities and Agent for Service of Process”.

Four directors and one officer of the Company and certain of the experts named in this Prospectus reside outside of Canada. See “Enforceability of Certain Civil Liabilities and Agent for Service of Process”.

Information with respect to a purchaser’s right to withdraw from or rescind an agreement to purchase securities is provided herein. See “Statutory and Contractual Rights of Withdrawal and Rescission”.

The Company’s head office and its registered and records offices are located at 2005 - 4390 Grange Street, Burnaby, British Columbia, Canada. The Company also has a project office in Apache Junction, Arizona, U.S.

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ABOUT THIS PROSPECTUS

This Prospectus provides a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus, we will prepare a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below and in the applicable Prospectus Supplement under “Documents Incorporated by Reference”.

Investors should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement and are not entitled to rely on certain parts of the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement to the exclusion of the remainder. We have not authorized anyone to provide investors with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of Securities in any jurisdiction where the offer or sale of Securities is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents (including the documents incorporated by reference herein and therein), regardless of the time of delivery of this Prospectus, any applicable Prospectus Supplement or any sale of Securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Company’s website should not be deemed to be a part of this Prospectus, nor incorporated by reference herein.

Market data and certain industry forecasts used in the Prospectus and the documents incorporated by reference herein were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, nor have we ascertained the validity or accuracy of the underlying economic assumptions relied upon therein, and we do not make any representation as to the accuracy of such information.

Unless we have indicated otherwise, or the context otherwise requires, references in this Prospectus and any Prospectus Supplement to “Anfield”, the “Company”, “we”, “us” and “our” refer to Anfield Energy Inc. and/or, as applicable, one or more of its subsidiaries, its predecessors and/or its co-ownership arrangement.

Certain capitalized terms and other terms used in this Prospectus are defined in the “Glossary of Terms”.

FORWARD-LOOKING INFORMATION

This Prospectus, including the documents incorporated herein by reference, contains certain “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward-looking information”). These statements relate to future events or the Company’s future performance. All statements, other than statements of historical fact, may be forward-looking information. Information concerning mineral resource and mineral reserve estimates also may be deemed to be forward-looking information in that it reflects a prediction of mineralization that would be encountered if a mineral deposit were developed and mined. Forward-looking information generally can be identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “propose”, “potential”, “target”, “intend”, “could”, “might”, “should”, “believe”, “scheduled”, “implement” and similar words or expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking information. In particular, this Prospectus contains or incorporates by reference forward-looking information, including, without limitation, with respect to the following matters or the Company’s expectations relating to such matters: capital expenditure programs; estimates of the quality and quantity of the mineral resources at our mineral properties; costs and timing of the development of new deposits; success of exploration activities, permitting time lines; title disputes or claims; development of mineral resources; treatment under governmental and taxation regimes; success of exploration programs; expectations regarding the Company’s ability to raise capital; currency fluctuations; environmental risks; belief and expectations including the possible impact of any legal proceedings or regulatory actions against the Company; expenditures to be made by the

Company on its properties; the Company’s expectations regarding the preparation of a feasibility study at the Velvet-Wood Project (as defined herein); the expectation for the development of the Velvet-Wood Project; the Company’s overall strategy, objectives, plans and expectations for the fiscal year ended December 31, 2024 and beyond; plans and expectations including anticipated expenditures relating to exploration, pre-extraction, extraction and reclamation activities; work plans to be conducted by the Company; and other factors or information.

Forward-looking information does not take into account the effect of transactions or other items announced or occurring after the statements are made. Forward-looking information is based upon a number of expectations and assumptions and is subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking information. With respect to forward-looking information listed above and incorporated by reference herein, the Company has made assumptions regarding, among other things: uncertainties relating to receiving mining, exploration, environmental and other permits or approvals; unpredictable changes to the market prices for uranium; exploration and development costs for the Velvet-Wood Project, West Slope Project, Shootaring Canyon Mill and the Slick Rock Project; anticipated results of exploration and development activities; availability of additional financing; ability to remain in compliance with the terms of the Company’s indebtedness; the Company’s ability to obtain additional financing on satisfactory terms; the ability to achieve production at any of the Company’s mineral exploration and development properties; preparation of a development plan at the Velvet-Wood Project, West Slope Project, Shootaring Canyon Mill and the Slick Rock Project; the ability to fund, advance and develop the Company’s properties; the Company’s ability to operate in a safe and effective manner; uncertainties with respect to receiving, and maintaining, mining, exploration, environmental and other permits; pricing and demand for uranium; impact of increasing competition; commodity prices, currency rates, interest rates and general economic conditions; the legislative, regulatory and community environments in the jurisdictions where the Company operates; impact of unknown financial contingencies; market prices for uranium; budgets and estimates of capital and operating costs; estimates of mineral resources and mineral reserves; reliability of technical data; the ability to negotiate access agreements on commercially reasonable terms and the anticipated timing and results of operation and development. Although the Company believes that the assumptions and expectations reflected in such forward-looking information are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct. Since forward-looking information inherently involves risks and uncertainties, undue reliance should not be placed on such information.

Forward-looking information involves known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include, but are not limited to, factors relating to: general economic conditions in Canada, the United States and globally; industry conditions; governmental regulation of the mining industry, including environmental regulation; geological, technical and drilling problems; changes in current and future trade agreements, legislation, regulations, import tariffs and other similar trade barriers; credit risks with respect to the Company’s cash and cash equivalents; risks arising from changes in foreign currency fluctuations; liquidity risks; financing risks; risks related to the Company’s capability to continue as a going concern; risks associated with industry competitiveness; risks related to metal prices and marketability; risks related to political and regulatory effects on the uranium and vanadium industries including political uncertainty; risks in maintaining interest in the Company’s mineral properties; uninsurable risks related to mineral properties; risks resulting from future environmental legislation, regulations and actions; risks relating to rights of ownership of mineral properties; uncertainties associated with estimating mineral resources and mineral reserves, including uncertainties relating to the assumptions underlying mineral resource and mineral reserve estimates; whether mineral resources will ever be converted into mineral reserves; uncertainties in estimating capital and operating costs, cash flows and other project economics; liabilities and risks, including environmental liabilities and risks inherent in mineral extraction operations; health and safety risks; risks related to unknown financial contingencies, including litigation costs, on the Company’s operations; unanticipated results of exploration activities; unpredictable weather conditions; unanticipated delays in preparing technical studies; inability to generate profitable operations; risks in obtaining and maintaining all necessary licenses and permits for operations; risks related to the integration of acquisitions; risks related to the Company’s capability to attract and maintain qualified key management personnel; risks related to international conflict; risks resulting from adverse economic conditions; risks relating to tariffs or the imposition of other restrictions on trade; risks related to operations; risks related to joint venture operations; actual results of current exploration activities; actual results of current reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities, as well as those factors discussed in the section entitled “Risk Factors” in this Prospectus and in the AIF (as defined herein). Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended.

Readers are cautioned that the foregoing lists of factors are not exhaustive. The forward-looking information contained in or incorporated by reference in this Prospectus is expressly qualified by these cautionary statements. All forward-looking information in this Prospectus or incorporated by reference in this Prospectus speak as of the date of this Prospectus (or as of the date in the document incorporated by reference). The Company does not undertake any obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking information contained in this Prospectus, including the documents incorporated by reference herein, are expressly qualified in their entirety by this cautionary statement. Additional information about these assumptions and risks and uncertainties is contained in the Company’s filings with securities regulators, including the Company’s most recent AIF and most recent management’s discussion and analysis for our most recently completed financial period and, if applicable, interim financial period, which are available on SEDAR+ at www.sedarplus.ca and EDGAR at http://www.sec.gov/edgar.

NOTICE REGARDING REPRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

The disclosure included in or incorporated by reference in this Prospectus uses mineral reserves and mineral resources classification terms that comply with reporting standards in Canada and are made in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

These standards differ from the requirements of the SEC that are applicable to domestic United States reporting companies. Any mineral reserves and mineral resources reported by the Company in accordance with NI 43-101 may not qualify as such under SEC standards. Accordingly, information included in this Prospectus and the documents incorporated by reference herein that describes the Company’s mineral reserves and mineral resources estimates may not be comparable with information made public by United States companies subject to the SEC’s reporting and disclosure requirements.

PRESENTATION OF FINANCIAL INFORMATION

We present our financial statements in Canadian dollars. Our annual financial statements are prepared in accordance with IFRS and our interim financial statements are prepared in accordance with IFRS as applicable to interim financial reporting, including IAS 34. Unless otherwise indicated, financial information included in or incorporated by reference in this Prospectus has been derived from financial statements prepared in accordance with IFRS, or in accordance with IAS 34. As a result, certain financial information included in or incorporated by reference in this Prospectus may not be comparable to financial information prepared by companies in the United States reporting under generally accepted accounting principles in the United States. Certain calculations included in tables and other figures in this Prospectus have been rounded for clarity of presentation.

CURRENCY AND EXCHANGE RATE INFORMATION

Unless otherwise indicated, all references to “$”, “C$” or “dollars” in this Prospectus refer to Canadian dollars. References to “US$” in this Prospectus refer to United States dollars.

The following table sets forth, for each of the periods indicated, the high, low and average exchange rates, and the exchange rate at the end of the period, for the conversion of one (1) United States dollar into the Canadian dollar equivalent, based on the exchange rate as reported by the Bank of Canada:

US$ to C$

	YE 2024	Q2 2025

High	C$1.4416	C$1.4489

Low	C$1.3316	C$1.3558

Average	C$1.3698	C$1.4094

Rate at end of period	C$1.4389	C$1.3643

The exchange rate on October 30, 2025, as reported by the Bank of Canada for the conversion of one United States dollar into Canadian dollars was US$1.00 equals C$1.3987.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed by us with the securities commissions or similar regulatory authorities in Canada, which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated by reference herein may be obtained on request without charge from the head office of the Company at 2005 - 4390 Grange Street, Burnaby, British Columbia, V5H 1P6, telephone (604) 669-5762, e-mail: timelinefiling@gmail.com, and are also available electronically under the profile of the Company at www.sedarplus.ca/ or in the United States through EDGAR at the website of the SEC at http://www.sec.gov/edgar.

As at the date of this Prospectus, the following documents, filed by the Company with the securities commissions or similar regulatory authorities in British Columbia and Alberta, and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, as further described below:

(a)	the annual information form of the Company dated July 15, 2025 for the fiscal year ended December 31, 2024 (the “AIF”);

(b)	the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2024 and December 31, 2023, together with the notes thereto and the auditor’s report thereon;

(c)	the management’s discussion and analysis of the results of operations and financial condition of the Company for the fiscal year ended December 31, 2024;

(d)	the unaudited condensed consolidated interim financial statements of the Company as at and for the six months ended June 30, 2025 and 2024, together with the notes thereto;

(e)	the management’s discussion and analysis of the results of operations and financial condition of the Company for the six months ended June 30, 2025;

(f)	the management information circular of the Company dated May 7, 2025 prepared in connection with the annual general and special meeting of shareholders held on June 13, 2025;

(g)

the material change report of the Company dated January 24, 2025, in respect of the closing of the equity financing whereby Uranium Energy Corp. acquired 107,142,857 Common Shares at a price of C$0.14 per Common Share for gross proceeds of $15 million; and

(h)

the material change report of the Company dated March 24, 2025, in respect of an amending agreement with Extract Advisors LLC to increase the existing credit facility dated September 26, 2023 by US$6,000,000.

Except as otherwise stated below, any documents of the foregoing type, and all other documents of the type required to be incorporated by reference in a short form prospectus pursuant to NI 44-101, including, without limitation, any material change reports (excluding material change reports filed on a confidential basis), interim financial statements, annual financial statements and the auditor’s report thereon, management’s discussion and analysis, information circulars, annual information forms and business acquisition reports filed by the Company with the securities commissions or similar regulatory authorities in any of the provinces or territories of Canada subsequent to the date of this Prospectus and during the 25-month period this Prospectus remains effective, shall be deemed to be incorporated by reference in this Prospectus. Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall be deemed, except as so modified or superseded, not to constitute a part of this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus pursuant to the foregoing paragraph is also included in any report that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. Furthermore, we may incorporate by reference into the registration statement of which this Prospectus forms a part, any report on Form 6- K furnished to the SEC, including the exhibits thereto, if and to the extent provided in such report.

Upon new annual financial statements and related management’s discussion and analysis of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual financial statements and related management’s discussion and analysis and the previous interim financial statements and related management’s discussion and analysis of the Company most recently filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new interim financial statements and related management’s discussion and analysis of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous interim financial statements and related management’s discussion and analysis of the Company most recently filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, notwithstanding anything herein to the contrary, the following documents shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) any material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) any business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circulars filed by the Company prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

References to our website in any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements is available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purpose of the distribution of the Securities to which the Prospectus Supplement pertains.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplements. Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution of such Securities and before the termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

AVAILABLE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. Under the MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. The Company’s reports and other information filed or furnished with or to the SEC are electronically available from EDGAR at http://www.sec.gov/edgar.

The Company will file with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the registration statement will be available on the SEC’s website at .http://www.sec.gov/edgar.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents referred to in “Documents Incorporated by Reference”; (ii) the consents of auditors, counsel and any experts identified herein, if applicable; (iii) powers of attorney of the directors and officers of the Company; and (iv) a copy of the form of indenture for Debt Securities. A copy of any applicable form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because: (i) the Company is governed by the BCBCA; (ii) certain officers, four of the directors and some of the experts named in this Prospectus are not residents of the United States; and (iii) certain of the Company’s assets and all or a substantial portion of the assets of such persons are located outside of the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon the Company or these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

The Company will file with the SEC, concurrently with the registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company will appoint Dorsey & Whitney LLP, with an address at 3400 - 66 Wellington Street W, Toronto, Ontario, M5K 1G8, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of Securities under the registration statement on Form F-10.

Ken Mushinski, John Eckersley, Jeff Duncan, Joshua D. Bleak and Stephen S. Lunsford, each a director of the Company, and Douglas L. Beahm, the Chief Operating Officer of the Company, Carl D. Warren, Harold J. Hutson and Terrence (Terry) P. McNulty, each a “qualified person” under NI 43-101 who has prepared or supervised the preparation of certain scientific and technical information contained or incorporated by reference in this Prospectus, reside outside of Canada. Messrs. Ken Mushinski, John Eckersley, Joshua D. Bleak, Jeff Duncan and Stephen S. Lunsford have appointed Cassels Brock & Blackwell LLP, Suite 2200, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8 as agent for service of process in Canada.

THE COMPANY

Anfield is a publicly listed company incorporated under the BCBCA on September 12, 1986. Anfield is a reporting issuer in both British Columbia and Alberta, and the Common Shares are listed on the TSXV under the symbol “AEC”, Nasdaq under the symbol “AEC” and the FSE under the symbol “0AD”.

The Company was incorporated on September 12, 1986, under the name Merritech Development Corporation. It changed its name several times: to Dencam Development Corporation on August 17, 1992; to Consolidated Dencam Development Corporation on January 19, 1994; to Equinox Exploration Corp. on March 13, 2009; to Equinox Copper Corp. on February 1, 2013; and to Anfield Resources Inc. on September 20, 2013. Finally, on December 27, 2017, the Company changed its name from Anfield Resources Inc. to Anfield Energy Inc.

The Company’s head office and its registered and records offices are located at 2005-4390 Grange Street, Burnaby, British Columbia, Canada. The Company also has a project office in Apache Junction, Arizona, U.S.

BUSINESS OF THE COMPANY

The Company is an energy metals exploration, development and near-term production company that is committed to becoming a top-tier energy-related fuels supplier by creating value through sustainable, efficient growth in its energy metals assets. The Company is engaged in the acquisition and development of uranium assets in the United States.

Anfield’s assets include: (i) the West Slope project, located in Colorado (the “West Slope Project”); (ii) the Velvet-Wood uranium and vanadium project (the “Velvet-Wood Project”), including the Shootaring Canyon mill (the “Shootaring Canyon Mill”), both located in Utah; (iii) the Slick Rock conventional uranium and vanadium project, located in Colorado (the “Slick Rock Project”); and (iv) surface stockpiles containing approximately 370,000 pounds of uranium. The Company’s assets have been chosen for their production potential and location in a safe and politically-stable jurisdiction.

Management of the Company considers the West Slope Project, Velvet-Wood Project, Slick Rock Project and the Shootaring Canyon Mill to be the material properties of the Company.

The Company intends to focus its business activity in the near term on advancing its conventional uranium and vanadium portfolio closer to production. This includes updating its radioactive materials license at the Shootaring Canyon Mill (the “Radioactive Materials License”), determining economics for its West Slope Project and, uranium price permitting, advancing both its Velvet-Wood Project and Slick Rock Project.

Project Overview

The West Slope Project

The West Slope Project is located within the Uravan Mineral District of southwestern Colorado, approximately 10 miles west of Naturita, Colorado, within Sections 16 to 22, 29, 30, T46N, R17W, 6th P.M., of Montrose County, Colorado. The West Slope Project consists of four adjacent U.S. Department of Energy (“DOE”) mineral leases, JD-6, JD-7, JD-8, and JD-9, that were previously developed and mined by Cotter Corporation from the late 1970s to early 2000s. All the four leases experienced underground mining activity over the 30-year period. In addition, the JD-7 lease also had significant open pit stripping performed to within less than 100 feet of the top of mineralization. Mineral resource estimates for the four leases, JD-6, JD-7, JD-8, and JD-9, were completed for and are the subject of the West Slope Technical Report (as defined below).

The technical report entitled “US DOE Uranium/Vanadium Leases JD-6, JD-7, JD-8, and JD-9 Montrose County, Colorado, USA” and dated April 10, 2022 (the “West Slope Technical Report”), which refers to the four core DOE leases of the nine which make up the West Slope Project, was prepared by Douglas L. Beahm, P.E., P.G., Carl Warren, P.E., P.G. and Joshua Stewart, P.E., P.G. of BRS, Inc., all of whom were independent qualified persons for the purposes of NI 43-101 at the time the West Slope Technical Report was prepared. Joshua Stewart is no longer employed by BRS, Inc. Therefore, BRS, Inc. is now taking responsibility for all of the statements made by Joshua Stewart in respect of the West Slope Technical Report. A technical report for the remaining five DOE leases, which do not share common geography or development plans, have not been prepared. The West Slope Technical Report is available on the Company’s SEDAR+ profile at www.sedarplus.ca.

At the West Slope Project, the Company is pursuing a preliminary economic assessment (“PEA”) for four of the nine mineral leases held within the West Slope Project portfolio.

The Shootaring Canyon Mill, Velvet-Wood Project and Slick Rock Project

The Shootaring Canyon Mill is one of only three licensed, permitted and constructed conventional uranium mills in existence in the United States, with the other two held by Rio Tinto Group and Uranium Energy Corp. (Sweetwater) and Energy Fuels (White Mesa). Located approximately 48 miles (77 kilometres) south of Hanksville, Utah, the Shootaring Canyon Mill is a conventional acid-leach facility that is permitted to process up to 750 tonnes of ore per day, with a capacity to process up to 1,000 tonnes per day. The Shootaring Canyon Mill was built in 1980 and during its period of operation it processed and sold 27,825 pounds of triuranium octoxide. It ceased operation with the collapse of the uranium price in the early 1980s.

The Velvet-Wood Project is located within the Lisbon Valley physiographic province in San Juan County, Utah. The Velvet mine produced a reported 400,000 tons of ore containing some 4.2 million pounds of uranium (U3O8) and 4.8 million pounds of vanadium (V2O5) (Chenoweth, 1990).

The Slick Rock Project is located in the southern end of the Uravan mineral belt of the Colorado Plateau physiographic province and at the southeastern edge of the Paradox fold and fault belt in the proximal Disappointment syncline. The Slick Rock District is also a past producer with reported production of 2,236,723 pounds of uranium (U3O8) and 13,941,457 pounds of vanadium (V2O5) (Chenoweth, 1990).

The combined Velvet-Wood Project and Slick Rock Project PEA entitled “The Shootaring Canyon Mill and Velvet Wood and Slick Rock Uranium Projects, Preliminary Economic Assessment” and dated May 6, 2023 (the “2023 PEA”), was authored by Douglas L. Beahm, P.E., P.G. Principal Engineer, Harold H. Hutson, P.E., P.G. and Carl D. Warren, P.E., P.G., of BRS, Inc., and Terrence P. (Terry) McNulty, P.E., D. Sc., of T.P. McNulty and Associates Inc., all of whom were independent qualified persons for the purposes of NI 43-101 at the time the 2023 PEA was prepared. The 2023 PEA is available on the Company’s SEDAR+ profile at www.sedarplus.ca.

At the Velvet-Wood Project and Slick Rock Project, the Company engaged consultants to provide a combined PEA and to complete a mine plan as the current uranium price has reached a high-enough level to make such a pursuit economically viable.

At the Shootaring Canyon Mill, the Company is updating its Radioactive Materials License in order to update the license from its current “standby status” to “operational status”.

Detailed Project Descriptions

For additional information with respect to the Company’s assets, such as the West Slope Project, the Velvet-Wood Project, the Slick Rock Project and the Shootaring Canyon Mill, the Company’s other mineral interests and the business of the Company, readers are referred to the Company’s then-current AIF, annual management’s discussion and analysis and interim management’s discussion and analysis, if applicable, all of which are incorporated by reference herein, and the other documents incorporated by reference herein. See also “Risk Factors” in this Prospectus and “Risk Factors” in the Company’s then-current AIF.

Recent Developments

On June 20, 2025, enCore Energy Corp. sold 170,000,000 Common Shares (on a pre-Consolidation basis) to Uranium Energy Corp. pursuant to a private sale agreement. As a result, enCore Energy Corp. no longer holds any Common Shares. As of the date hereof, to the knowledge of the Company, the only shareholder that beneficially owns, directly or indirectly, or exercises control over, Common Shares carrying more than 5% of the outstanding voting rights attached to the Common Shares is Uranium Energy Corp.

On July 30, 2025, the Company announced that in preparation of the listing of Common Shares on Nasdaq, the Company will undertake a consolidation (the “Consolidation”) of its outstanding common share capital on the basis of one (1) post-Consolidation share for every seventy-five (75) pre-Consolidation shares.

Summary of Quarterly Results

The following summary should be read in conjunction with the Company’s management’s discussion and analysis for the six months ended June 30, 2025 and the unaudited condensed consolidated interim financial statements and related notes thereto of the Company for the six months ended June 30, 2025.

The following table presents selected unaudited consolidated financial information for each of the eight most recently completed quarters ending as at June 30, 2025, derived from financial statements prepared in accordance with IFRS, as applicable to interim financial reporting, including IAS 34, stated in Canadian dollars:

Quarter Ended	Total Revenues	Net Income/(Loss)	Earnings/(Loss) Per Share
September 30, 2023	$Nil	$(1,510,904)	$(0.00)
December 31, 2023	$Nil	$16,916,355	$0.02
March 31, 2024	$Nil	$(2,152,438)	$(0.00)
June 30, 2024	$Nil	$(2,700,069)	$(0.00)
September 30, 2024	$Nil	$(2,438,824)	$(0.00)
December 31, 2024	$Nil	$(4,154,321)	$(0.00)
March 31, 2025	$Nil	$(2,767,838)	$(0.00)
June 30, 2025	$Nil	$(4,328,083)	$(0.28)

Developments Following the Date of the Prospectus

If, after the date of this Prospectus, the Company is required by Section 4.2 of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Company, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “preliminary short form prospectus” refer to “shelf prospectus supplement”.

CONSOLIDATED CAPITALIZATION

As at October 30, 2025, there were 15,661,557 Common Shares issued and outstanding, as well as 4,954,622 Warrants, and 1,031,571 Options outstanding. As at December 31, 2024, prior to the completion of the Consolidation, there were 1,034,229,633 Common Shares issued and outstanding, as well as 338,022,202 Warrants, and 91,467,828 Options outstanding.

Other than as noted above, there have been no material changes in our share or loan capital, on a consolidated basis, since June 30, 2025.

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Company since the date of the Company’s financial statements for its most recently completed financial period included in such Prospectus Supplement, including any material change that will result from the issuance of Securities pursuant to such Prospectus Supplement.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the applicable Prospectus Supplement with respect to any issuance of Debt Securities (having a term to maturity in excess of one year) pursuant to this Prospectus, as required by applicable securities laws.

DESCRIPTION OF COMMON SHARES

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as at October 30, 2025, 15,661,557 Common Shares are issued and outstanding. All rights and restrictions in respect of the Common Shares are set out in the Company’s constating documents and the BCBCA and its regulations. The Common Shares have no pre-emptive, subscription, redemption or conversion rights. Neither the BCBCA nor the constating documents of the Company impose restrictions on the transfer of Common Shares on the register of the Company, provided that the Company receives the certificate representing the Common Shares to be transferred together with a duly endorsed instrument of transfer and payment of any fees and taxes which may be prescribed by the Board of Directors from time to time. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The BCBCA and the Company’s constating documents provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

The holders of the Common Shares are entitled to: (i) notice of and to attend any meetings of shareholders and shall have one vote per Common Share at any meeting of shareholders of the Company; (ii) dividends, if as and when declared by the Board of Directors; and (iii) upon liquidation, dissolution or winding up of the Company, on a pro rata basis, the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority.

Dividend Policy

The Company has no fixed dividend policy and the Company has not declared any dividends on its Common Shares since its incorporation. The Company anticipates that all available funds will be used to undertake exploration and development programs on its mineral properties as well as for the acquisition of additional mineral properties. The payment of dividends in the future will depend, among other things, upon the Company’s earnings, capital requirements and operating and financial condition. Generally, dividends can only be paid if a corporation has retained earnings. There can be no assurance that the Company will generate sufficient earnings to allow it to pay dividends.

DESCRIPTION OF DEBT SECURITIES

Debt Securities may be issued in one or more series under an indenture to be entered into between the Company and one or more trustees that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be. The description of certain provisions of the indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the indenture.

The description of certain provisions of the indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the indenture. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the title of the Debt Securities;

•	the aggregate principal amount of the Debt Securities and any limit thereon;

•

the date or dates, if any, on which the principal of and premium, if any, on the Debt Securities are payable and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•

the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

•	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•

the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Debt Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in the form of global securities (“Global Securities”), and, if so, the identity of the depositary for such Global Securities;

•	the denominations in which Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as CORRA or a United States federal funds rate.

The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts, which may be offered separately or together with Common Shares, Debt Securities, Warrants or Units, as the case may be, or may be converted into or exchanged for Common Shares, Debt Securities, Warrants, Units and/or other securities upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts, will be described in such Prospectus Supplement.

The Subscription Receipts will be issued under one or more subscription receipt agreements, in each case between the Company and a subscription receipt agent determined by the Company. A copy of any such subscription receipt agreement will be available on SEDAR+ at www.sedarplus.ca and EDGAR at http://www.sec.gov/edgar.

The Prospectus Supplement relating to any Subscription Receipts being offered will include specific terms and provisions of the Subscription Receipts being offered thereby. These terms and provisions will include some or all of the following:

●	the name or designation of the Subscription Receipts;

●	the number of Subscription Receipts being offered;

●	the price at which Subscription Receipts will be offered and whether the price is payable in instalments;

●

the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares, Debt Securities, Warrants, Units and/or other securities, as the case may be, and the consequences of such terms and conditions not being satisfied;

●	the number of Common Shares, Debt Securities, Warrants, Units and/or other securities that may be issued or delivered upon the conversion or exchange of each Subscription Receipt;

●	the identity of the Subscription Receipt agent;

●

the manner in which funds will be invested and held, and procedures for the release of funds (including interest or other income earned on funds) pending satisfaction or non-satisfaction of the escrow release or other conditions;

●	any entitlements of the holders of Subscription Receipts to receive distributions declared on Common Shares or distribution-equivalent payments;

●	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

●	the dates or periods during which the Subscription Receipts may be converted or exchanged into Common Shares, Debt Securities, Warrants, Units and/or other securities;

●	whether such Subscription Receipts will be listed on any securities exchange;

●	material Canadian federal income tax consequences of owning, holding or disposing of the Subscription Receipts, if any;

●	if applicable, whether the Subscription Receipts shall be in registered or unregistered form;

●

if applicable, that the Subscription Receipts shall be issuable in whole or in part as one or more Global Securities and, in such case, the depositary or depositaries for such Global Securities in whose name the Global Securities will be registered;

●	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts;

●	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

●	any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities to be received on the exchange of the Subscription Receipts.

Subscription Receipts, if issued in registered form, will be exchangeable for other Subscription Receipts of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

DESCRIPTION OF WARRANTS

The following sets forth certain general terms and provisions of Warrants. The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada) pursuant to which the Company will agree not to distribute pursuant to this Prospectus, as it may be supplemented or amended, any Warrants that are “novel” (as such term is defined in NI 44-102), including Warrants that are convertible into or exchangeable or exercisable for securities of an entity other than the Company or its affiliates, unless the applicable Prospectus Supplement(s) pertaining to the distribution of the novel securities is either (a) first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada) where such novel securities are distributed, or (b) 10 business days have elapsed since the date of delivery to the applicable securities regulatory authority of the draft Prospectus Supplement in substantially final form and the applicable securities regulatory authority has not provided written comments on the draft Prospectus Supplement.

The Company may issue Warrants for the purchase of Common Shares and/or other securities. The particular terms and provisions of the Warrants offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Warrants, will be described in such Prospectus Supplement.

Warrants may be offered separately or together with Common Shares, Debt Securities, Subscription Receipts or other Securities offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Each series of Warrants will be issued under one or more warrant indentures, in each case between the Company and a warrant agent determined by the Company. Each such warrant indenture, as supplemented or amended from time to time, will set out the terms and conditions of the applicable Warrants. The statements in this Prospectus relating to any warrant indenture and the Warrants to be issued under it are summaries of anticipated provisions of an applicable warrant indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such warrant indenture, as applicable. A copy of any such warrant indenture will be available on SEDAR+ at www.sedarplus.ca and EDGAR at http://www.sec.gov/edgar.

The Prospectus Supplement relating to any Warrants being offered will include specific terms and provisions of the Warrants being offered thereby. These terms and provisions will include some or all of the following:

●	the designation of the Warrants;

●	the aggregate number of Warrants offered and the offering price;

●	the designation, number and terms of the Common Shares and/or other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

●	the exercise price of the Warrants;

●	the dates or periods during which the Warrants are exercisable;

●	the designation and terms of any Securities with which the Warrants are issued;

●	if the Warrants are issued as a Unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

●	the currency or currency unit in which the exercise price is denominated;

●	whether such Warrants will be subject to redemption or call, and if so, the terms of such redemption or call provisions;

●	any minimum or maximum amount of Warrants that may be exercised at any one time;

●	whether such Warrants will be listed on any securities exchange;

●	whether the Warrants will be issued in fully registered or global form;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

●	any other rights, privileges, restrictions and conditions attaching to the Warrants; and

●	any other material terms and conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities issuable on exercise of the Warrants.

Warrants, if issued in registered form, will be exchangeable for other Warrants of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The Company may issue Units comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Prospectus Supplement relating to any Units being offered will include specific terms and provisions of the Units being offered thereby. These terms and provisions will include some or all of the following:

●	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

●	how, for income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities;

●	the currency or currency units in which the Units may be purchased, and the underlying Securities denominated;

●	whether such Units will be listed on any securities exchange;

●	whether the Units and the underlying Securities will be issued in fully registered or global form;

●	any other rights, privileges, restrictions and conditions attaching to the Units; and

●	any other materials terms and conditions of the Units and the underlying Securities.

The preceding description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to, if applicable, the unit agreement, collateral arrangements and depositary arrangements relating to such Units.

PLAN OF DISTRIBUTION

The Company may, during the 25-month period that this Prospectus remains effective, offer for sale and issue, as applicable, the Securities, separately or together: (i) through underwriters, dealers or agents purchasing as principal or acting as agent; (ii) directly to one or more purchasers, including sales upon the exercise of conversion or exchange rights attaching to convertible or exchangeable securities held by the purchaser; or (iii) through a combination of any of these methods of sale. Securities sold to the public pursuant to this Prospectus may be offered and sold exclusively in Canada or the United States, or in both jurisdictions. The Prospectus Supplement relating to each offering of Securities will indicate the jurisdiction or jurisdictions in which such offering is being made to the public, identify each underwriter, dealer or agent, as the case may be, and will also set forth the terms of that offering, including the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non- fixed price basis), the proceeds to the Company and any underwriters’, dealers’ or agents’ fees, commissions or other items constituting underwriters’ or agents’ compensation. Only underwriters, dealers or agents so named in the applicable Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the Securities offered thereby. A Prospectus Supplement may provide that the Securities sold thereunder will be “flow-through” securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSXV, Nasdaq or other existing trading markets for the securities. The prices at which the Securities may be offered may vary between purchasers and during the period of distribution.

If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Any offering of Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors”.

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions” or as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which are intended to stabilize or maintain the market price of the offered Securities at a level other than that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed.

If underwriters or dealers purchase Securities as principals, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase those Securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. If agents are used in an offering, unless otherwise indicated in the Prospectus Supplement, such agents will be acting on a “best efforts” basis for the period of their appointment. Any offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement, we currently expect to use the net proceeds from the sale of Securities to fund our capital commitments to the West Slope Project, Velvet-Wood Project, the Slick Rock Project, and Shootaring Canyon Mill along with other potential capital projects, acquisitions, general corporate purposes, and for working capital – meaning current assets minus current liabilities. Specific information about the use of the net proceeds to the Company of any offering of Securities under this Prospectus and the specific business objectives which the Company expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

There may be circumstances where, based on results obtained or for other sound business reasons, a reallocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the net proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” in this Prospectus and in the documents incorporated by reference herein and any other factors set forth in the applicable Prospectus Supplement. The Company may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities denominated in United States dollars,

Canadian dollars or other currencies. The Company may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

Any specific allocation of the net proceeds of an offering to a specific purpose will be determined at the time of the offering and will be described in the relevant Prospectus Supplement. To date, the Company has not generated revenues from operations. The Company had total comprehensive loss of $8,072,359 and accumulated a deficit of $84,544,667 for the fiscal year ended December 31, 2024. As a result, the Company may need to allocate a portion of its existing working capital or a portion of the proceeds of any offering of Securities to fund any such net loss in future periods. See “Risk Factors – Negative Operating Cash Flows”.

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading in Canada on the TSXV under the symbol “AEC”, in the United States on Nasdaq under the symbol “AEC” and in Germany on the FSE under the trading symbol “0AD”. Trading prices and volumes of the Common Shares for the previous 12-month period will be provided, as required, in each Prospectus Supplement.

PRIOR SALES

Information in respect of prior sales of Common Shares and other Securities distributed under this Prospectus and for securities that are convertible into or exchangeable for Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Common Shares and/or other Securities pursuant to such Prospectus Supplement.

CERTAIN INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain material Canadian federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable Prospectus Supplement may describe certain United States federal income tax considerations generally applicable to investors described therein who are U.S. persons (within the meaning of the United States Internal Revenue Code of 1986, as amended) of the acquisition, ownership and disposition of any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

An investment in the Securities is speculative and subject to a number of risks, including those set forth below and in the Company’s then-current AIF and in the then-current management’s discussion and analysis for our most recently completed financial year period and interim financial period, if applicable. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement.

Prospective investors should carefully consider these risks, in addition to the information contained and incorporated by reference herein and in the Prospectus Supplement relating to an offering and the information incorporated by reference therein, before purchasing Securities. Some of the risk factors described herein and in the documents incorporated by reference herein (including subsequently filed documents incorporated by reference herein), including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the events identified in these risks and uncertainties were to actually occur, it could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. These are not the only risks and uncertainties that the Company faces. Additional risks and uncertainties not presently known to the Company or that are currently considered immaterial may also have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described in this Prospectus or the applicable Prospectus Supplement or the documents incorporated by reference herein and therein or other unforeseen risks.

Liquidity and Capital Resources

Historically, capital requirements have been primarily funded through the sale of Common Shares. Factors that could affect the availability of financing include the progress and results of ongoing exploration at the Company’s mineral properties, the state of international debt and equity markets and investor perceptions and expectations of the global market for uranium and vanadium and its derivatives. There can be no assurance that such financing will be available in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Company. Based on the amount of funding raised, the Company’s planned exploration, development or other work programs may be postponed, or otherwise revised, as necessary.

There is No Market for the Securities

Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

Dilution from Further Financings

The Company may need to raise additional financing in the future through the issuance of additional equity securities or convertible debt securities. If the Company raises additional funding by issuing additional equity securities or convertible debt securities, such financings may substantially dilute the interests of shareholders of the Company and reduce the value of their investment and the value of the Company’s securities.

Active Liquid Market for Common Shares and Market Price of Securities

There may not be an active, liquid market for the Common Shares. There is no guarantee that an active trading market for the Common Shares will be maintained on the TSXV and/or the Nasdaq. Investors may not be able to sell their Common Shares quickly or at the latest market price if trading in the Common Shares is not active.

Securities markets have a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Securities of companies with small capitalization have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These risk factors included global economic and trade developments and market perceptions of the attractiveness of certain industries. There can be no assurance that continuing fluctuations in price will not occur. In addition, from time to time, the stock market experiences significant price and volume volatility that may affect the market price of the Common Shares for reasons unrelated to the Company’s performance.

Other factors unrelated to the performance of the Company that may have an effect on the price of Common Shares include the following: lessening in trading volume and general market interest in the Company’s securities may affect a purchaser’s ability to trade significant numbers of Common Shares; and the size of the Company’s public float may limit the ability of some institutions to invest in the Company’s securities. The price per Common Share may be adversely affected by a variety of factors relating to the Company’s business, including fluctuation in the Company’s operating and financial results, the result of any public announcement made by the Company and the Company’s failure to meet analysts’ expectations. Additionally, the value of the Common Shares is subject to market value fluctuations based upon factors that influence the Company’s activity and changes in interest and currency rates.

The market value of the Common Shares may also be affected by the Company’s financial results and political, economic, financial, and other factors that can affect the capital markets generally, the stock exchanges on which the Common Shares are traded and the market segment of which the Company is a part.

The Company May Be Impacted by Inflationary Pressures

General inflationary pressures may affect labor and other costs, which could have a material adverse effect on the Company’s financial condition, results of operations and the capital expenditures required to advance the Company’s business plans. There can be no assurance that any governmental action taken to control inflationary or deflationary cycles will be effective or whether any governmental action may contribute to economic uncertainty. Governmental action to address inflation or deflation may also affect currency values. Accordingly, inflation and any governmental response thereto may have a material adverse effect on the Company’s business, results of operations, cash flow, financial condition and the price of the Company’s securities.

Discretion in the Use of Proceeds

Management will have broad discretion concerning the use of the net proceeds from the offering of any Securities, as well as the timing of their expenditures. Depending on fluctuations in prices and other factors, the intended use of net proceeds from the offering of any Securities may change. As a result, an investor will be relying on the judgment of management for the application of the net proceeds from the offering of any Securities. Management may use the net proceeds from the offering of any Securities in ways that an investor may not consider desirable if they believe it would be in the best interests of the Company to do so. The results and the effectiveness of the application of proceeds from an offering of any Securities are uncertain. If the proceeds are not applied effectively, the Company’s business, financial condition, results of operations or prospects may suffer.

Negative Operating Cash Flows

Given that none of the Company’s properties have yet to enter commercial production and generate cash flow, the Company had negative operating cash flow for its fiscal period ended December 31, 2024. To the extent that the Company has negative cash flow in future periods, the Company may need to deploy a portion of its cash reserves or a portion of the proceeds of any offering of Securities to fund such negative cash flow could adversely impact the Company’s business, financial condition and profitability.

If we are unable to satisfy the requirements of Sarbanes-Oxley or our internal controls over financial reporting are not effective, the reliability of our financial statements may be questioned.

We are subject to the requirements of Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”). Section 404 of Sarbanes-Oxley (“Section 404”) requires companies subject to the reporting requirements of United States securities laws to complete a comprehensive evaluation of their internal controls over financial reporting. To comply with this statute, we are required to document and test our internal control procedures and our management will be required to assess and issue a report concerning our internal controls over financial reporting. Pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (“JOBS Act”), we are classified as an “emerging growth company.” Under the JOBS Act, emerging growth companies are exempt from certain reporting requirements, including the independent auditor attestation requirements of Section 404(b) of Sarbanes-Oxley. Under this exemption, our independent auditor is not be required to attest to and report on management’s assessment of our internal controls over financial reporting during a five-year transition period, except in the event this is accelerated if we lose our status as an “emerging growth company”. We will need to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. However, the continuous process of strengthening our internal controls and complying with Section 404 is complicated and time-consuming. Furthermore, we believe that our business will grow both domestically and internationally, organically and through acquisitions, in which case our internal controls will become more complex and will require significantly more resources and attention to ensure our internal controls remain effective overall. During the course of our testing, management may identify material weaknesses or significant deficiencies, which may not be remedied in a timely manner to meet the deadline imposed by Sarbanes-Oxley. If management cannot favorably assess the effectiveness of our internal controls over financial reporting, or our independent registered public accounting firm identifies material weaknesses in our internal controls, investor confidence in our financial results may weaken, and the market price of our securities may suffer.

In connection with the Nasdaq listing of the Common Shares, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of certain Nasdaq corporate governance requirements applicable to United States domestic companies

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices rather than those of the Nasdaq, provided that we disclose the requirements we are not following and describe the home country practices we are following. Currently, we follow certain home country corporate governance practices instead of those otherwise required under the Nasdaq rules for United States issuers, including practices in lieu of the Nasdaq requirements to (i) adopt a majority independent board of directors, (ii) adopt formal audit committee, compensation committee and nomination committee charters, (iii) adopt one or more codes of conduct, (iv) hold regularly scheduled meetings at which only independent directors are present and (v) have by-laws providing for a quorum of at least 33 1/3 percent of the outstanding Common Shares.

Any foreign private issuer exemptions we avail ourselves of in the future may reduce the scope of information and protection to which you are otherwise entitled as an investor. As result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

We will incur significantly increased costs and devote substantial management time as a result of operating as a United States public company

As a United States public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company or as a Canadian public company. For example, we will be subject to the reporting requirements of the Exchange Act, and will be required to comply with the applicable requirements of Sarbanes-Oxley and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC and the including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404, which involve annual assessments of a company’s internal controls over financial reporting. We plan to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and may need to establish an internal audit function. Furthermore, we expect the premium for director & officer insurance will increase significantly due to a more litigious environment in the United States. At this time, we cannot reasonably predict or estimate the amount of additional costs that we may incur as a result of becoming a United States public company or the timing of such costs.

We may lose foreign private issuer status in the future, which could result in significant additional costs and expenses

We may in the future lose foreign private issuer status if a majority of the Common Shares are held in the United States and if we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status, such as if: (i) a majority of the directors or executive officers are United States citizens or residents; (ii) a majority of assets are located in the United States; or (iii) the business is administered principally in the United States. The regulatory and compliance costs to us under United States securities laws as a United States domestic issuer will be significantly more than the costs incurred as an SEC foreign private issuer. If we are not a foreign private issuer, we would be required to file periodic and current reports and registration statements on United States domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to foreign private issuers. In addition, we may lose the ability to rely upon exemptions from corporate governance requirements that are available to foreign private issuers.

We expect that we will be considered a passive foreign investment company or “PFIC”, which may result in adverse tax consequences for United States taxpayers

Holders of Common Shares that are United States taxpayers should be aware that we believe we were a “passive foreign investment company” (a “PFIC”) during our most recently completed tax year and, due to the nature of our assets and the income that we expect to generate, we expect to be a PFIC for the current tax year, and may be a PFIC in subsequent tax years. Whether we will be a PFIC for the current tax year or any future tax year will depend on our assets and income over the course of each such taxable year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the Internal Revenue Service will not challenge the determination made by us concerning our PFIC status for any tax year. If we are a PFIC for any year during a United States taxpayer’s holding period of the Common Shares, then such United States taxpayer generally will be required to treat any gain realized upon a disposition of its Common Shares, or any “excess distribution” received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the United States taxpayer. Subject to certain limitations, these adverse tax consequences may be mitigated if the United States taxpayer makes a timely and effective “qualified electing fund” election (“QEF Election”) or a “mark-to-market” election with respect to the Common Shares. A United States taxpayer who makes a QEF Election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amounts to our shareholders. A United States taxpayer who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s adjusted tax basis therein. Holders of Common Shares should consult their own tax advisors regarding the ownership and disposition of our Common Shares.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Cassels Brock & Blackwell LLP with respect to matters of Canadian law and Dorsey & Whitney LLP with respect to matters of U.S. law. As at the date of this Prospectus, the partners and associates of Cassels Brock & Blackwell LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding securities of any class or series of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The Company’s independent registered public accounting firm is Dale Matheson Carr-Hilton LaBonte LLP, Chartered Professional Accountants, who have issued an Independent Auditor’s Report dated August 15, 2025, except for the effects of restating the number of shares figures to reflect the share consolidation effected on August 1, 2025, to which the date is September 10, 2025 in respect of the Company’s consolidated financial statements as at December 31, 2024 and December 31, 2023 and for the fiscal year ended December 31, 2024 and for the fiscal year ended December 31, 2023. Dale Matheson Carr-Hilton LaBonte LLP has advised that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada, including the CPABC Code of Professional Conduct and any applicable legislation or regulations, as well as the rules of the SEC and the Public Company Accounting Oversight Board (PCAOB) on auditor independence.

The registrar and transfer agent for the Common Shares is Computershare Trust Company of Canada, located at its principal offices in Vancouver, British Columbia.

INTERESTS OF EXPERTS

Experts who have prepared reports or summaries of reports for the Company directly or in a document incorporated by reference to the Prospectus include the following: Mr. Douglas L. Beahm, P.E., P.G., Mr. Carl Warren, P.E., P.G., Mr. Joshua Stewart, P.E., P.G., Mr. Harold H. Hutson, P.E., P.G., of BRS, Inc., and Mr. Terence P. (Terry) McNulty, P.E., D. Sc., of T.P. McNulty and Associates Inc., have acted as qualified persons under NI 43-101 in connection with the 2023 PEA. Mr. Douglas L. Beahm, P.E., P.G., Mr. Carl Warren, P.E., P.G., and Mr. Joshua Stewart, P.E., P.G. of BRS Inc. have acted as qualified persons under NI 43-101 in connection with the West Slope Technical Report. Joshua Stewart is no longer employed by BRS, Inc. Therefore, BRS, Inc. is now taking responsibility for all of the statements made by Joshua Stewart in respect of the West Slope Technical Report.

None of the above-mentioned experts has any registered or beneficial interest, directly or indirectly, in any securities or other properties of the Company. None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently, or are expected to be elected, appointed or employed as, a director, officer or employee of the Company. As at the date hereof, such persons, and the directors, officers, partners and employees, as applicable, of each of the experts beneficially own, directly or indirectly, in the aggregate, less than 1% of the securities of the Company.

All scientific and technical information in this Prospectus has been reviewed and approved by Douglas L. Beahm, P.E., P.G., who is considered, by virtue of his education, experience and professional association, a qualified person under NI 43-101. Mr. Beahm is not independent of the Company as he is the Company’s Chief Operating Officer. As of the date hereof, Mr. Beahm holds no securities of the Company. Experts who have prepared reports for the Company directly or in a document incorporated by reference to the Prospectus include the following: Dale Matheson Carr-Hilton LaBonte LLP, Chartered Professional Accountants, who issued the Independent Auditor’s Report accompanying the audited financial statements of the Company for the fiscal year ended December 31, 2024 and fiscal year ended December 31, 2023, and report that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada, including the CPABC Code of Professional Conduct and any applicable legislation and regulations, as well as the rules of the SEC and the Public Company Accounting Oversight Board (PCAOB) on auditor independence, as of the date hereof.

GLOSSARY OF TERMS

When used in this Prospectus, the following terms have the meanings set forth below unless expressly indicated otherwise.

“2023 PEA” has the meaning given to that term under “Business of the Company”.

“AIF” has the meaning given to that term under “Documents Incorporated by Reference”.

“Anfield” or “we” has the meaning given to that term on the cover page of this Prospectus.

“BCBCA” means the Business Corporations Act (British Columbia).

“Common Shares” has the meaning given to that term on the cover page of this Prospectus.

“Company” has the meaning given to that term on the cover page of this Prospectus.

“CORRA” means the Canadian Overnight Repo Rate Average.

“Debt Securities” has the meaning given to that term on the cover page of this Prospectus.

“DOE” has the meaning given to that term under “Business of the Company”.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Forward-Looking Information” has the meaning given to that term under “Forward-Looking Information”.

“FSE” has the meaning given to that term on the cover page of this Prospectus.

“Global Securities” has the meaning given to that term under “Description of Debt Securities”.

“IFRS” has the meaning given to that term on the cover page of this Prospectus.

“JOBS Act” has the meaning given to that term under “Risk Factors”.

“MJDS” has the meaning given to that term on the cover page of this Prospectus.

“Nasdaq” has the meaning given to that term on the cover page of this Prospectus.

“NI 43-101” has the meaning given to that term under “Notice Regarding Representation of Mineral Reserve and Mineral Resource Estimates”.

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions.

“NI 44-102” means National Instrument 44-102 – Shelf Distributions.

“Options” means the incentive stock options of the Company.

“PEA” has the meaning given to that term under “Business of the Company”.

“PFIC” has the meaning given to that term under “Risk Factors”.

“Prospectus” has the meaning given to that term on the cover page of this Prospectus.

“Prospectus Supplement” has the meaning given to that term on the cover page of this Prospectus.

“QEF Election” has the meaning given to that term under “Risk Factors”.

“Radioactive Materials License” has the meaning given to that term under “Business of the Company”.

“Sarbanes-Oxley” has the meaning given to that term under “Risk Factors”.

“SEC” has the meaning given to that term on the cover page of this Prospectus.

“Section 404” has the meaning given to that term under “Risk Factors”.

“Securities” has the meaning given to that term on the cover page of this Prospectus.

“SEDAR+” means the System for Electronic Document Analysis and Retrieval Plus.

“Shootaring Canyon Mill” has the meaning given to that term under “Business of the Company”.

“Slick Rock Project” has the meaning given to that term under “Business of the Company”.

“Subscription Receipts” has the meaning given to that term on the cover page of this Prospectus.

“TSXV” has the meaning given to that term on the cover page of this Prospectus.

“Units” has the meaning given to that term on the cover page of this Prospectus.

“Velvet-Wood Project” has the meaning given to that term under “Business of the Company”.

“Warrants” has the meaning given to that term on the cover page of this Prospectus.

“West Slope Project” has the meaning given to that term under “Business of the Company”.

“West Slope Technical Report” has the meaning given to that term under “Business of the Company”

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Section 160 of the Business Corporations Act (British Columbia) (“BCBCA”) provides that a company may do one or both of the following:

(a)	indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable;

(b)

after the final disposition of an eligible proceeding (as defined below), pay the expenses (which includes costs, charges and expenses (including legal and other fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party: (i) has not been reimbursed for those expenses; and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses, actually and reasonably incurred by an eligible party, as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the applicable division of the BCBCA, an “eligible party”, in relation to a company, means an individual who:

(c)	is or was a director, alternate director or officer of the company;

(d)	is or was a director, alternate director or officer of another corporation at a time when the corporation is or was an affiliate of the company, or at the request of the company; or

(e)

at the request of the company, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible penalty” under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed. “Expenses” include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding. An “associated corporation” means a corporation or entity referred to in paragraph (b) or (c) of the definition of “eligible party” above.

Notwithstanding the foregoing, the BCBCA prohibits a company from indemnifying an eligible party or paying the expenses of an eligible party if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interest of the company or the associated corporation, as the case may be; or

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or an associated corporation, the company must not indemnify the eligible party or pay or advance the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, section 164 of the BCBCA provides that, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(f)	order a company to indemnify an eligible party against any liabilities incurred by the eligible party in respect of an eligible proceeding;

(g)	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(h)	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(i)	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under section 164; or

(j)	make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

The Registrant’s articles provide that the Registrant must, subject to the BCBCA, indemnify each eligible party and the heirs and legal personal representatives of each eligible party against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in the Registrant’s articles.

The Registrant’s articles define “eligible penalty” to mean a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. “Eligible proceeding” under the Registrant’s articles means a legal proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director, alternate director or officer of, or holding or having held a position equivalent to that of a director, alternate director or officer of, the Company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty, or fine in, or expenses related to, the proceeding.

The Registrant’s articles further provide that the Company may, subject to any restrictions in the BCBCA, indemnify any person and that the failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any eligible party (or his or her heirs or legal personal representatives) against any liability incurred by any third party.

* * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number		Description
4.1	*	The annual information form of the Company dated July 15, 2025 for the fiscal year ended December 31, 2024.

4.2	*	The audited consolidated financial statements of the Company for the fiscal years ended December 31, 2024 and December 31, 2023, together with the notes thereto and the auditor’s report thereon.

4.3	*	The management’s discussion and analysis of the results of operations and financial condition of the Company for the fiscal year ended December 31, 2024.

4.4	*	The unaudited condensed consolidated interim financial statements of the Company as at and for the six months ended June 30, 2025 and 2024, together with the notes thereto

4.5	*	The management’s discussion and analysis of the results of operations and financial condition of the Company for the six months ended June 30, 2025

4.6	*	The management information circular of the Company dated May 7, 2025 prepared in connection with the annual general and special meeting of shareholders held on June 13, 2025

4.7	*

The material change report of the Company dated January 24, 2025, in respect of the closing of the equity financing whereby Uranium Energy Corp. acquired 107,142,857 common shares at a price of C$0.14 per common share for gross proceeds of $15 million

4.8	*

The material change report of the Company dated March 24, 2025, in respect of an amending agreement with Extract Advisors LLC to increase the existing credit facility dated September 26, 2023 by US$6,000,000

5.1		Consent of Dale Matheson Carr-Hilton LaBonte LLP

5.2	*	Consent of Douglas L. Beahm

5.3	*	Consent of Carl Warren

5.4	*	Consent of Harold H. Hutson

5.5	*	Consent of Terence P. McNulty

5.6	*	Consent of T.P. McNulty and Associates Inc.

5.7	*	Consent of BRS, Inc.

6.1	*	Powers of Attorney (contained on the signature page hereto).

7.1	*	Form of Debt Indenture.

107	*	Filing Fee Table.

*Previously filed

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process was filed concurrently with the initial filing of this Registration Statement on Form F-10.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Country of Canada on November 3, 2025.

ANFIELD ENERGY INC.

By:	/s/ Corey Dias
Name: Corey Dias
Title: Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Corey Dias Corey Dias	Chief Executive Officer and Director	November 3, 2025

/s/ Laara Shaffer Laara Shaffer	Chief Financial Officer and Director	November 3, 2025

* Ken Mushinski	Chairman and Director	November 3, 2025

* Jeff Duncan	Director	November 3, 2025

* Joshua D. Bleak	Director	November 3, 2025

* Stephen Lunsford	Director	November 3, 2025

* Don Falconer	Director	November 3, 2025

* John Eckersley	Director	November 3, 2025

* Ross McElroy	Director	November 3, 2025

*By	/s/ Corey Dias
Corey Dias Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on November 3, 2025.

PUGLISI & ASSOCIATES (Authorized Representative in the United States)

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director